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                                                                   EXHIBIT 10.17

                         EXECUTIVE EMPLOYMENT AGREEMENT

            This Agreement is made November 10, 1997, by and among AIRXCEL, INC., a Delaware corporation (the "Company") and David Shuford (the "Executive").

            WHEREAS, the Company, its parent corporation and CA Holding Company (formerly Crispaire Corporation and referred to herein as "Crispaire") are parties to an Asset Purchase Agreement effective October 17, 1997 (the "Agreement"), and

            WHEREAS, it is a condition precedent to the Company's obligations under the Agreement that the Executive shall have entered into this Agreement with the Company,

            NOW, THEREFORE, in consideration of the employment and in further consideration of these mutual covenants and agreements, the parties hereto, each intending to be bound, covenant and agree as follows.

            1.    Definitions.  In this Agreement:

            "Board" means the board of directors of Holdco.

            "Cause" means (i) a material breach of the Executive's covenants under this Agreement or of any statutory or common law duty of loyalty to the Company which, if capable of cure, is not cured within 15 days of the Executive receiving written notice thereof; (ii) the commission by the Executive of a felony, or any crime involving theft, dishonesty or moral turpitude or other act causing material harm to the standing or reputation of the Company; (iii) the commission by the Executive of act(s) or omission(s) which have or are likely to have a material adverse effect on the business, operations, financial condition or reputation of the Company; or (iv) any material misrepresentation or material non-disclosure by the Executive to the Board. For purposes hereof, the Board shall determine in its reasonable discretion and consistent with the foregoing, which acts or omissions constitute "Cause."

            "Disability" means the inability, due to illness, accident, injury, physical or mental incapacity or other disability, of the Executive to carry out effectively his duties and obligations to the Company or to participate effectively and actively in the management of the Company or a Subsidiary of the Company for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the President.

            "Holdco" means Airxcel Holdings, Inc., a Delaware corporation and the parent corporation of the Company.

            "Person" means any individual, corporation, partnership, firm, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government body or other entity.
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            "President" means the president of Holdco.

            "Stock Plan"means the RVP Products Holding Corp. 1997 Stock Option Plan of Holdco, as amended from time to time.

            "Subsidiary" means, with respect to any Person, any corporation of which in excess of 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether any other class or classes of capital stock of such corporation may have such voting power by reason of the happening of any contingency) is directly or indirectly owned by such Person and/or one or more Subsidiaries of such Person.

            2.    Employment.

            (a) Agreement. The Company agrees to employ the Executive, and the Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this agreement for the period beginning on the date hereof and ending as provided in Section 4(a) (the "Employment Period"). The Executive represents and warrants to the Company that there are no agreements or arrangements, whether written or oral, in effect which would prevent him from rendering services to the Company or which would be violated as a result of his performance hereunder in accordance with the terms hereof.

            (b) Position and Duties. During the Employment Period, the Executive shall serve as Vice-President, Sales and Marketing of the "Crispaire" division of the Company under the supervision and direction of George Wyers, or his successor as the head of the "Crispaire" division. The Executive shall serve as an officer of the Company in the Company's Crispaire division, and shall exercise such authority and perform such duties as are commensurate with the authority generally exercised and duties generally performed by the Executive for Crispaire immediately prior to November 5, 1997. A general description of the Executive's authority and duties is included in Exhibit A attached hereto and incorporated herein by this reference. The Executive shall be required to perform duties and services only at the location where the Executive was employed immediately prior to November 5, 1997 or at such other mutually acceptable location. The Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company including, but not limited to, its day to day operations. The Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner. Nothing herein shall prevent the Executive from attending to the winding-up of the business and affairs of Crispaire.

            3.    Base Salary and Benefits.

            (a) Base Salary. During the Employment Period, the Executive's base salary shall be $93,095.20 per annum, subject to annual increases as George Wyers, or his successor as the head of the "Crispaire" division may in his discretion determine in December of each year, beginning December 1997 (the "Base Salary"), which salary shall be payable in regular installments in


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accordance with the Company's general payroll practices and shall be subject to customary withholding.

            (b) Bonus. During the Employment Period, the Executive will be eligible for an annual performance bonus ("Bonus") for each fiscal year ending on or after December 31, 1997 payable within seventy-five (75) days following the close of such fiscal year computed as provided in Exhibit B attached hereto and incorporated herein by reference.

            (c) Other Benefits. During the Employment Period, the Executive shall also be covered by the Company's standard benefits package available to all similarly situated employees as now existing or as may be hereafter revised.

            (d) Stock Plan. The Executive shall be entitled to participate in the Stock Plan.

            4.    Term and Severance.

            (a) Term. The Employment Period shall end on the earlier of (i) October 31, 2000, (ii) the Executive's death or, at the Company's option and upon notice to the Executive, the Executive's Disability, (iii) the actual termination date following the voluntary termination by the Executive pursuant to Section 4(e) below or (iv) the actual termination date following a resolution of the Board terminating the Executive with or without Cause.

            (b) Termination for Cause. Subject to Section 7(d), if the Employment Period is terminated by the Company for Cause, the Executive shall be entitled to receive a pro-rated portion of the Bonus for that year based on the number of days actually employed during the fiscal year (payable as and when such Bonus would have been determined but for the termination) and shall receive as severance compensation his Base Salary and other benefits (excluding any Bonus) during the 3 months following the date of such termination.

            (c) Termination Without Cause. If the Employment Period is terminated by the Company without Cause, the Executive shall be entitled to a prorated portion of his bonus based on the number of days actually employed during the fiscal year (payable as and when such Bonus would have been determined but for the termination) and shall receive as severance compensation his Base Salary and other benefits (including any Bonus) during the period through October 31, 2000.

            (d) Death or Disability. If the Executive's employment is terminated as a result of his death or Disability, the Company shall pay to the Executive or his estate, as applicable, (i) all previously earned and accrued Base Salary,
(ii) a pro-rated portion of the Bonus based upon the number of days actually employed during the fiscal year in which such termination occurred (payable as and when such Bonus would have been determined but for the termination), and
(iii) his Base Salary and other benefits (excluding any Bonus) during the 3 months following the date of such termination.


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            (e) Resignation. The Executive agrees that no severance compensation shall be payable in the event of termination by resignation; provided that the Executive shall be entitled to Base Salary and other benefits (including a pro-rated portion of the Bonus based upon the number of days actually employed during the fiscal year in which such termination occurred payable as and when such Bonus would have been determined but for the termination) through the actual termination date following the resignation. The Executive may terminate his employment with the Company at any time during the Employment Period upon three months' prior written notice to the Board. During the three month period after such notice, the Executive shall continue his employment in accordance herewith until an actual termination date as notified to the Executive by the Board, which date shall be no later than the last day of such three month period. The Executive shall obtain the agreement of any Person offering to employ him any time during the period prior to his termination under this
Section 4(e), that, and the Executive agrees that, during such period, that Person shall not disclose to third parties, including any of its employees who do not then have an immediate need to know, that it has agreed to employ the Executive.

            (f) No Further Obligations. The Executive acknowledges that the payments referred to in this Section 4 constitute the only payments which the Executive shall be entitled to receive from the Company hereunder in the event of any termination of his employment and that except for such payments the Company shall not have any further liability or obligation to him (or his legal representative, as the case may be) hereunder or otherwise in respect of his employment. Nothing herein shall affect any requirement or benefit under COBRA, HIPA, ERISA or any retirement or other benefit plan available to the Executive.

            5. Confidential Information. The Executive acknowledges that the information, observations and data obtained by him in the course of his employment by the Company concerning the business or affairs of the Company or any of its Subsidiaries ("Confidential Information") are the property of the Company or such Subsidiary. The Executive agrees that he will not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of the Executive's acts or omissions to act. The Executive shall deliver to the Company at the termination of such Executive's employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) and the business of the Company or any Subsidiary which he may then possess or have under his control.

            6. Inventions and Patents. The Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Executive in the course of his employment by the Company or any of its Subsidiaries ("Work Product") belong to the Company or such Subsidiary. The Executive will promptly disclose such Work Product to George Wyers or his successor as head of the "Crispaire" division of the Company or the Board and, at no expense to the Executive perform


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all actions reasonably requested by George Wyers or his successor as head of the
"Crispaire" division or the Board (whether during or after the Executive's employment period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

            7.    Nonsolicitation.

            (a) The Executive acknowledges that in the course of his employment with the Company and its Subsidiaries he has become familiar, and he will become familiar, with the Company's and its Subsidiaries' trade secrets and with other Confidential Information and that his services have been and will be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, the Executive agrees that, during the time he is employed by the Company and its Subsidiaries and for 2 years after any voluntary termination, termination without Cause, or termination for Cause of the Executive's employment (the "Nonsolicitation Period"), the Executive shall not solicit or attempt to divert or appropriate on behalf of any third party or on the Executive's own behalf, any business from any customer of the Company with which the Executive had contact in the course of his employment with Crispaire during the two-year period prior to the date of termination, for purposes competitive with any business in which the Company or its Subsidiaries engage or plan to engage.

            (b) During the Nonsolicitation Period, the Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person (other than persons employed in a clerical or non-professional position) who was an employee of the Company or any Subsidiary within the six month period preceding the date of such hiring, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any Subsidiary with which the Executive had contact in the course of his employment with Crispaire during the two year period prior to the date of termination, to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary.

            (c) If, at the time of enforcement of this Section 7, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

            (d) In the event of a breach or a threatened breach by Executive of any of the provisions of this Section 7, the Company, in addition and supplementary to any other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof. Without limiting the Company's other remedies, in the event of the


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Executive's breach of any of the covenants in this Section 7, as determined by a court of competent jurisdiction, the Company will have no further obligation to pay any of the amounts payable by it pursuant to Sections 3 or 4.

            (e) In the event of a breach of any of the Company's monetary obligations under this Agreement, as determined by a court of competent jurisdiction, the Executive shall not be bound by this Section 7.

            8. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

            To the Company:

                  Airxcel, Inc.
                  3050 North Frances Street
                  Wichita, Kansas  67204
                  Attention:  Mel Adams
                  Fax: (316)832-3482

            With a copy to (which shall not constitute notice):

                  Kirkland & Ellis
                  153 East 53rd Street
                  New York, NY  10022
                  Attention:  Kirk A. Radke, Esq.
                  Fax:  (212) 446-4900

            To the Executive:

                  David Shuford
                  1044 Mt. Paran Road, N.W.
                  Atlanta, GA 30327

            With a copy to (which shall not constitute notice):

                  Bovis, Kyle & Burch, L.L.C.
                  53 Perimeter Center East
                  Third Floor
                  Atlanta, GA 30346-2298
                  Attention: Greg Gale, Esq.


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                  Fax: (770) 668-0878

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

            9.    Miscellaneous.

            (a) Survival. The representations and warranties made herein survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

            (b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            (c) Complete Agreement. As of the Effective Date, this Agreement embodies the complete agreement and understanding among the parties and supersedes any prior under standings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

            (d) Counterparts. This Agreement may be executed in separate counterparts which taken together constitute one agreement.

            (e) Governing Law. The construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

            (f) Remedies. Each of the parties hereto is entitled to enforce its rights hereunder specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor hereunder or at law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any breach hereof.

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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

                                    AIRXCEL, INC.


                                    By:
                                        ---------------------------------------
                                        Its:


                                     ------------------------------------------
                                      DAVID SHUFORD